SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2008
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

		Page
Item 1.01	Entry Into a Material Definitive Agreement	1

Item 8.01	Other Events	1

Item 9.01	Exhibits	1

EXHIBIT 10.1

EXHIBIT 99.1

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 19, 2008 Australia and New Zealand Banking Group Limited and our 86.2% indirectly-owned Australian subsidiaries , GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., Royal Wolf Trading Australia Pty Limited, RWA Holdings Pty Limited and Royal Wolf Hi-Tech Pty Ltd. entered into a Variation Letter (the “Amendment”) regarding the credit facility of our Australian subsidiaries. The Amendment increased the total credit facility borrowing limit by $21.5 million, from $61.6 million to $83.1 million (based upon the exchange rate of one U.S. dollar to $0.8767 Australian dollars at December 31, 2007). Borrowing capacity was increased under the Amendment by amending several collateral availability calculations and financial covenants. The Amendment will provide our Australian subsidiaries with more borrowing capacity with which to finance growth and acquisition opportunities in the Asia-Pacific area.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On March 20, 2008 we issued a press release announcing the signing of the Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Variation Letter dated as of March 19, 2008 among Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd. and Australia and New Zealand Banking Group Limited effective March 19, 2008

99.1	Press Release dated March 20, 2008

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: March 20, 2008	By:	/s/ CHRISTOPHER A. WILSON
General Counsel, Vice President & Secretary

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Variation Letter dated as of March 19, 2008 among Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd. and Australia and New Zealand Banking Group Limited effective March 19, 2008

99.1	Press Release dated March 20, 2008

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